UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2011

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code     541-618-6003

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2011, PremierWest Bancorp (the “Company”) filed Articles of Amendment to its Articles of Incorporation (the “Amendment”) with the Oregon Secretary of State for the purpose of effecting the Company’s previously announced one-for-ten reverse stock split (the “Reverse Split”).  As a result of such filing, the Reverse Split became effective on February 10, 2011.  In addition to setting forth the terms of the Reverse Split, the Amendment also maintained the authorized number of shares of the Company’s common stock at 150 million.  Accordingly, there is no reduction in the number of authorized shares of the Company’s common stock in proportion to the reverse stock split ratio.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.
3.1 Articles of Amendment to the Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2011	By:	PREMIERWEST BANCORP (Registrant) /s/ Tom Anderson Tom Anderson Executive Vice President and Chief Administrative Officer